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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES*


WCG Health Management, Inc., a Delaware corporation
The WellCare Management Group, Inc., a New York corporation
Well Care HMO, Inc., a Florida corporation
HealthEase of Florida, Inc., a Florida corporation
WellCare of New York, Inc., a New York corporation
FirstChoice HealthPlans of Connecticut, Inc., a Connecticut corporation Harmony Health Systems, Inc., a New Jersey corporation
Harmony Health Plan of Illinois, Inc., a Illinois corporation
Harmony Health Management, Inc., a New Jersey corporation
WellCare of Louisiana, Inc., a Louisiana corporation
WellCare Behavioral Health, Inc., a Delaware corporation
Comprehensive Health Management, Inc., a Florida corporation
Comprehensive Health Management of Florida, L.C., a Florida limited liability company


*The listed entities will be subsidiaries of the registrant upon the closing of the reorganization described in the accompanying Registration Statement.